Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis Completes $13 Billion Acquisition of Liberty Property Trust

SAN FRANCISCO (February 4, 2020) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today announced that it has completed its all-stock acquisition of Liberty Property Trust (NYSE: LPT) for $13.0 billion, including the assumption of debt. In connection with the transaction, each share of Liberty common stock was converted into the right to receive 0.675 shares of Prologis common stock.

The Liberty transaction expands Prologis’ presence in a number of key logistics markets, including Lehigh Valley, Chicago, Houston, Central PA, New Jersey and Southern California.

The acquisition on an owned and managed basis comprises:

•	108 million square foot logistics operating portfolio
•	4.9 million square feet of logistics development in progress
•	1,748 acres of land for future logistics development with build-out potential of 20.5 million square feet
•	3.8 million square foot office operating and development portfolio

“The acquired Liberty portfolio is very complementary to our own in many markets,” said Prologis chairman and CEO Hamid R. Moghadam. “By adding Liberty’s portfolio to ours, we expand our footprint in important locations and benefit from immediate operational cost savings.”

“We are thrilled to welcome many of Liberty’s talented team members to Prologis—their expertise and deep market knowledge will further strengthen our ability to provide industry-leading service to our customers,” said Prologis chief investment officer Eugene F. Reilly. “We are also excited to welcome approximately 325 new customers and expand our relationship with 180 existing Prologis customers.”

Prologis expects to capture immediate cost and long-term revenue synergies, including approximately $120 million from corporate and general administrative cost savings, operating leverage, lower interest expense and lease adjustments.

BofA Securities and Morgan Stanley are acting as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Prologis.

ABOUT PROLOGIS

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2019, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 814 million square feet (76 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,000 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Melissa Sachs, Tel: +1 415 733 9597, msachs@prologis.com, San Francisco